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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): May 30, 2003

                              PAXAR CORPORATION
            (Exact name of registrant as specified in its charter)

           NEW YORK                    0-5610              13-5670050
   (State or other jurisdiction     (Commission          (IRS Employee
       of incorporation)            File Number)       Identification No.)


  105 CORPORATE PARK DRIVE
   WHITE PLAINS, NEW YORK                               10604
(Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (914) 697-6800

                                NOT APPLICABLE
               (Former name or former address, if changed since

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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

        On May 30, 2003, the Registrant entered into an agreement with Paul J. Griswold, its former President and Chief Executive Officer and a member of its Board of Directors, setting forth the terms of Mr. Griswold's severance as an employee of the Registrant. The severance agreement terminated and superseded Mr. Griswold's October 5, 2001 Employment Agreement and became effective on June 9, 2003, after expiration of a waiting period during which Mr. Griswold had the right to revoke his acceptance of the terms. Under the severance agreement, on the effective date, the Company paid Mr. Griswold a severance payment of $2 million (less applicable withholding taxes), and his unvested options became exercisable throughout their remaining terms. Mr. Griswold released the Registrant from any claims that he may have had against the Registrant arising out of his employment and agreed to continue to be bound by the restrictive covenants set out in his October 5, 2001 Employment Agreement.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PAXAR CORPORATION
                                                (Registrant)


Date: June 12, 2003                          By /s/ JACK R. PLAXE
                                               -------- -----------------------
                                                    Jack R. Plaxe
                                                    Senior Vice President
                                                    and Chief Financial Officer